Exhibit 10.25
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is made and entered into as of _________, 2020 (the “Effective Date”) by and among MedAvail, Inc., a Delaware corporation (the “Company”), and the purchasers listed on the signature pages hereto (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in SECTION 9 hereof.
RECITALS
WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and
WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of common stock, par value $0.001 per share (the “Common Stock”) at a purchase price equal to the Purchase Price (defined below), each in accordance with the terms and provisions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Authorization of Securities.
1.01The Company has authorized the sale and issuance of shares of Common Stock on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Securities.”
SECTION 2.Sale and Purchase of the Securities.
2.01Closing. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a closing (the “Closing” and the date of the Closing, the “Closing Date”) to occur no sooner than two days prior to the Effective Time (as such term is defined in that certain Agreement and Plan of Merger and Reorganization by and among MYOS RENS Technology, Inc., a Nevada corporation (“MYOS”), Matrix Merger Sub, Inc., a Delaware corporation, and the Company, dated as of June 30, 2020 (the “Merger Agreement”)), that number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers attached as Schedule I under the heading “Shares of Common Stock” for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.02Purchase Price; Delivery. At the Closing, each Purchaser will pay the applicable purchase price set forth opposite such Purchaser’s name on the Schedule of Purchasers by (i) wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers on or prior to the Closing, (ii) cancellation or conversion of indebtedness, or (iii) any combination of the foregoing. In the event that payment by a Purchaser is made, in whole or in part, by cancellation or conversion of indebtedness, then such Purchaser shall surrender to the Company for cancellation at the Closing any evidence of indebtedness or shall execute an instrument of cancellation or conversion in form and substance acceptable to the Company.
SECTION 3.Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company and Cowen and Company, LLC (“Cowen”) that the statements contained in this SECTION 3 are true and correct as of the Effective Date, and will be true and correct as of the Closing Date:
3.01Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.02Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.
3.03Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.
3.04Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view towards distribution in a manner which would violate the Securities Act or any applicable state or other securities laws. The Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Securities.

3.05No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. The purchase of the Securities has not been solicited by or through anyone other than the Company.
3.06Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.
3.07Accredited Investor; No Bad Actor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.
3.08Access to Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Securities. Purchaser understands that an investment in the Securities bears significant risk. The Purchaser understands that Cowen has acted solely as the agent of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of Cowen or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated hereunder and hereby.
3.09Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.
3.10Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
SECTION 4.Representations and Warranties by the Company. The Company represents and warrants to the Purchasers and Cowen that the statements contained in this SECTION 4 are true and correct as of the Effective Date, and will be true and correct as the Closing Date, except as set forth in the disclosure schedules delivered by the Company to the Purchasers on the Effective Date as attached as Schedule II, and further updated as of the Closing Date (the “Disclosure Schedule”):
4.01Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Securities and to perform its obligations pursuant to this Agreement. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
4.02Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.
4.03Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 1,219,310 shares are issued and outstanding, and 15,539,330 shares of Preferred Stock, 2,351,088 of which are designated Series A Preferred Stock (the “Series A Preferred”) of which 1,175,544 shares are issued and outstanding, 3,611,457 shares of which are designated Series B Preferred Stock (the “Series B Preferred”) of which 2,222,886 shares are issued and outstanding, 1,929,476 shares of which are designated Series C Preferred Stock (the “Series C Preferred”) of which 1,634,249 shares are issued and outstanding, 946,400 shares of which are designated Series D Preferred Stock (the “Series D Preferred”) of which 502,630 shares are issued and outstanding, and 6,700,909 shares of which are designated Series E Preferred Stock (the “Series E Preferred”) of which 5,067,910 shares are issued and outstanding. The Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred, Series D Preferred, and the Series E Preferred have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, as amended to increase the authorized number of shares of Common Stock in furtherance of the transactions contemplated by this Agreement (the “Restated Certificate”).
(a)The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(b)The Company has reserved:
(i)the Securities for issuance pursuant to this Agreement;
(ii)1,073,354 shares of Common Stock for issuance upon the exercise of outstanding warrants (the “Warrants”);
(iii)shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and the Series E Preferred;
(iv)19,800 shares of Common Stock authorized for issuance pursuant to outstanding options to purchase such shares which are issued and outstanding pursuant to the Company’s 2012 Stock Option Plan (the “2012 Plan”); and
(v)2,272,530 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2018 Equity Incentive Plan (the “2018 Plan” and together with the 2012 Plan, the “Option Plans”), under which, as of the date of this Agreement, options to purchase 2,185,621 shares are issued and outstanding, 43,328 shares of Common Stock have been issued pursuant to the exercise of options granted thereunder (net of repurchase) (and which shares of Common Stock are included in the number of shares of Common Stock outstanding as of the date hereof that is referenced above), and 43,581 shares of Common Stock remain reserved and available for options granted after the date of this Agreement.
(c)All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(d)The Securities, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Securities will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchasers; provided, however, that the Securities are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein. Section 4.03(d) of the Disclosure Schedule sets forth the Conversion Price for each series of preferred stock as of the date hereof.
(e)Except for the conversion privileges of the Preferred Stock, the rights provided pursuant to the Amended and Restated Investors’ Rights Agreement dated as of December 19, 2019 (the “Investor Rights Agreement”), the Option Plans (and any option issued thereunder), the Warrants or as otherwise described in this Agreement, there are no options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

(f)The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder.
4.04Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in this Agreement may further be limited by applicable laws and principles of public policy.
4.05Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.
4.06Financial Statements. The Company has delivered to the Purchasers its audited financial statements for the fiscal year ended December 31, 2019, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) of the Company as of and for the fiscal period ending on June 30, 2020 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements are correct in all material respects and present fairly in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2020; (ii) obligations under contracts and commitments incurred in the ordinary course of business subsequent to June 30, 2020; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and presently intends to continue to maintain a standard system of accounting established and administered in accordance with GAAP.

4.07Changes. Since June 30, 2020, there has not been:
(a)any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements that has had, or would reasonably be expected to have, a Material Adverse Effect;
(b)any damage, destruction or loss, whether or not covered by insurance, that has had, or would reasonably be expected to have, a Material Adverse Effect;
(c)any waiver by the Company of a valuable right or of a material debt owed to it;
(d)any change or amendment to a material agreement by which the Company or any of its assets or properties is bound or subject to that has had, or would reasonably be expected to have, a Material Adverse Effect;
(e)any loans made by the Company to its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
(f)any resignation or termination of any executive officer or key employee of the Company;
(g)any material change in any compensation arrangement or agreement with any employee;
(h)any sale, assignment or transfer of any material patent, trademark, copyright, trade secret, or other intangible asset;
(i)any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;
(j)any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;
(k)any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;
(l)any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company; or
(m)any agreement or commitment by the Company to do any of the things described in this Section 4.07.

4.08Agreements; Action.
(a)Except for this Agreement and as set forth on Schedule 4.08, the Company is not a party to any contract with any director, stockholder, officer or employee of the Company or any of its Affiliates (other than with respect to employment that is terminable at will), and no director, officer or employee of the Company or any of its Affiliates owns any property or right, tangible or intangible, necessary to the business of the Company, as presently conducted and as proposed to be conducted.
(b)There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, USD$500,000 per annum, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (iii) the granting of any rights affecting the development, manufacture, licensing, marketing, sale or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(c)The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of USD$50,000 or, in the case of indebtedness and/or liabilities individually less than USD$150,000, in excess of USD$300,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or in connection with the liquidation of obsolete inventory and spare parts.
(d)The Company has not entered into any letter of intent, memorandum of understanding or other similar document in the past six months (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.
(e)For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

4.09Intellectual Property.
(a)Schedule 4.09(a) sets forth the patents owned by the Company, which patents are not subject to any third party royalty payments. To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted and as proposed to be conducted.
(b)Except with respect to commercially available software products under standard end-user object code license agreements (the “Normal Course IP Agreements”), there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity.
(c)The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted and as proposed to be conducted, would violate any of the Intellectual Property of any other person or entity. To the Company’s knowledge, no product or service marketed or sold by the Company violates any license or infringes any intellectual property rights of any other party.
(d)Except with respect to the Normal Course IP Agreements, the Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property necessary to the business of the Company as presently conducted and as proposed to be conducted.
(e)The Company is not aware that any of its employees is obligated with respect to the Intellectual Property under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.
(f)Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted and as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument with the Company or, to the Company’s knowledge, with a third party, under which any of such employees is now obligated with respect to the Intellectual Property.
(g)To the Company’s knowledge, it is not, nor will it be, necessary to the business of the Company as presently conducted, and as proposed to be conducted, to use any inventions of any of its employees made prior to their employment by the Company.
(h)Schedule 4.09(h) includes a correct and complete list of all law firms that have issued Freedom to Operate Opinions to the Company as of the date hereof and the date of each such issuance.

4.10Proprietary Information and Invention Assignment. Each current and former employee of the Company has executed a confidential information and invention assignment agreement materially similar to the form provided to the Purchasers. No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s confidential information and invention assignment agreement. Each current and former consultant to the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions. To the knowledge of the Company, no officer, employee or consultant of the Company is in violation of such confidential information and invention assignment agreement or any prior employee contract or proprietary information agreement with any other corporation or third party.
4.11Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case, subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or, individually or in the aggregate, have, or would be reasonably expected to have, a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.
4.12Compliance with Other Instruments. The Company is not in violation of any of its certificate of incorporation or bylaws, each as amended to date, or of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound, where such violation which could reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company, the violation of which could reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to this Agreement, and the issuance of the Securities, will not result in any violation of, or conflict with, or constitute a default under, the Company’s certificate of incorporation or bylaws, each as amended to date, any of the Company’s material agreements, nor result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.
4.13Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency that questions the validity of this Agreement or the Merger Agreement or the ability of the Company to enter into them, or the ability of the Company to perform its obligations contemplated hereby and thereby, or that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a Material Adverse Effect or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.
4.14Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated by this Agreement, except (i) the continued effectiveness of the Restated Certificate with the office of the Secretary of State of the State of Delaware, as amended to increase the authorized number of shares of Common Stock to cover the Securities to be issued pursuant to this Agreement, (ii) the filing of such notices as may be required under the Securities Act, and (iii) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.
4.15Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and reasonably believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
4.16Offering. Subject to the accuracy of the Purchasers’ representations and warranties in Section 3, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of applicable state securities laws. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3, none of the Company, its subsidiaries nor, to the Company’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offer and sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. Neither the Company nor, to the Company's knowledge, any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.
4.17Registration and Voting Rights. Except as set forth in the Investor Rights Agreement and this Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Amended and Restated Voting Agreement dated as of December 19, 2019, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
4.18Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby or any prior issuances of Company stock or warrants.
4.19Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company on or before the Initial Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes.
4.20Real Property Holding Corporation. The Company is not a “real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.
4.21Employees.
(a)To the Company’s knowledge, there are no strikes, labor disputes or union organization activities pending or threatened between it and its employees. To the Company’s knowledge, none of its employees belongs to any union or collective bargaining unit.
(b)The Company has entered into its standard form of employment agreement with each of its employees, a copy of which has been provided to the Purchasers. The Company has entered into its standard form of consulting agreement with each of its consultants, a copy of which has been provided to the Purchasers. The Company is not aware that any officer or key employee intends to terminate his employment with the Company.
(c)The Company is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
4.22Employee Benefit Plans. Schedule 4.22 sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has complied in all material respects with all applicable laws for and the terms of any such employee benefit plan.
4.23Obligations to Related Parties. No employee, officer, director or, to the Company’s knowledge, member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors). To the Company’s knowledge, no employee, officer, director or stockholder, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).
4.24Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated.
4.25Environmental and Safety Laws. To the Company’s knowledge, The Company is not in material violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and, to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.
4.26Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively, “Personal Information”), the Company is and has been in material compliance with all applicable laws in all relevant jurisdictions, and with the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. If and as applicable, the Company has entered into a business associate agreement (each a “BAA”) that complies with the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, as amended (“HIPAA”), in each case in which the Company (i) is acting as a business associate (as defined in 45 C.F.R. § 160.103) or (ii) provides access to protected health information to a third party, in each case as required by, and in conformity with, applicable laws and contracts to which the Company is a party.
4.27The Merger Agreement. The Merger Agreement is in full force and effect and constitutes a valid, binding and enforceable obligation of the Company, and each of the other parties thereto. The Merger Agreement has not been terminated, amended, supplemented or otherwise modified or waived and no such termination, amendment, supplement, modification or waiver is contemplated, in each case, in a manner that would be prohibited by Section 5.03 hereof. As of the date hereof, there are no side letters or other arrangements to which the Company is a party that would reasonably be expected to affect the conditionality of the transactions contemplated by the Merger Agreement. The Company has no reason to believe that any condition of closing contained in the Merger Agreement would not be satisfied. No party to the Merger Agreement has notified the Company of its intention to terminate or amend the Merger Agreement.
4.28Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”).

4.29Export Control Laws. The Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims. The Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity for the purpose of financing the activities of any Person that is the target of sanctions administered or enforced by such authorities or in connection with any country or territory that is the target of country-wide or territory-wide OFAC sanctions (currently, Iran, Syria, Cuba, North Korea, and the Crimea Region of Ukraine). CFIUS. The Company does not produce, design, test, manufacture, fabricate, or develop any “critical technologies” as that term is defined in 31 C.F.R. §800.215 and, consequently, that the sale of the Securities is not a “covered transaction” subject to filing of a mandatory declaration with CFIUS under 31 C.F.R. §800.401. Covenants.
5.01Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in SECTION 6 of this Agreement.
5.02Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.
5.03Merger Agreement. The Company shall not amend the Merger Agreement or waive any term thereunder in a manner that would reasonably be expected to be adverse to any Purchaser.
SECTION 6.Conditions of Purchasers’ Obligations.
6.01Conditions of the Purchasers’ Obligations at the Closing. The obligations of the Purchasers under SECTION 2 hereof are subject to the fulfillment, at or prior to the

Closing, of all of the following conditions, any of which may be waived in whole or in part by the Purchasers in their absolute discretion.
(a)Representations and Warranties. The representations and warranties of the Company shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent such representations and warranties are specifically made on and as of a particular date, in which case such representations and warranties shall be true and correct as of such date).
(b)Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement and the Merger Agreement that are required to be performed or complied with by it on or prior to the Closing Date.
(c)Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 6.01(a) and 6.01(b) of this Agreement have been fulfilled.
(d)Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Restated Certificate, as amended, of the Company; (ii) the Bylaws of the Company; (iii) resolutions of the Board (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement; (iv) resolutions of the Board (or an authorized committee thereof) approving the Merger Agreement and the transactions contemplated by the Merger Agreement; and (v) a Certificate of Good Standing of the Company.
(e)Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable federal and state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.
(f)Merger. The following conditions shall be met with respect to the Merger and the Merger Agreement: (i) the Merger Agreement shall not have been amended (including, without limitation, any extension of the End Date (as defined in the Merger Agreement)), nor shall any terms therein have been waived, by the Company or MYOS in a manner that would reasonably be expected to be adverse to the Purchasers, (ii) each of the conditions precedent to the obligation of the Company to effect the Merger, as described in SECTION 6 of the Merger Agreement, shall have been satisfied without being waived (or, with respect to such conditions as may only be satisfied at the Closing, remain capable of being satisfied at such time), and (iii) the Merger remains anticipated to be consummated within two (2) days following the Closing if the Closing were to occur.

(g)Minimum Investment. The Purchasers under this Agreement or similar securities purchase agreements shall purchase, in the aggregate, at least $30,000,000 in Securities at the Closing and/or the closings under such other agreements on or prior to the date of the Closing (exclusive of any Securities sold and issued upon the cancellation or conversion of indebtedness); provided, however, that if any Purchaser’s failure, inability or unwillingness to purchase at the Closing the Securities that such Purchaser has agreed pursuant to this Agreement to purchase at the Closing is the reason that this condition is not satisfied at the Closing, such Purchaser may not rely on this condition to excuse such failure, inability or unwillingness.
(h)Opinion of Company Counsel. The Purchasers shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, an opinion, dated as of the Closing Date, in substantially the form of Exhibit B attached to this Agreement.
6.02Conditions of the Company’s Obligations. The obligations of the Company under SECTION 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.
(a)Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).
(b)Performance. Each Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.
(c)Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable federal and state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.
(d)Merger. Each of the conditions precedent to the obligation of the Company to effect the Merger (as defined in the Merger Agreement), as described in section 6 of the Merger Agreement, shall have been satisfied (or, with respect to such conditions as may only be satisfied at the Closing, remain capable of being satisfied at such time) and the Merger remains anticipated to be consummated within two (2) days following the Closing if the Closing were to occur.
(e)Minimum Investment. The Purchasers under this Agreement or similar securities purchase agreements shall purchase, in the aggregate, at least $30,000,000 in Securities at the Closing and/or the closings under such other agreements on or prior to the date of the Closing (exclusive of any Securities sold and issued upon the cancellation or conversion of indebtedness); provided, however, that if any Purchaser under this Agreement or the other applicable securities purchase agreements fails, is unable or unwilling to purchase at or prior to the Closing the Securities that such Purchaser has agreed pursuant to this Agreement or such other agreement to purchase at the Closing and/or the closings under such other agreements on or prior to the date of the Closing, no other Purchaser shall be required to purchase additional Securities in order to meet such minimum investment.
SECTION 7.Transfer Restrictions; Restrictive Legend; Lock-Up Agreement.
7.01Transfer Restrictions. The Purchasers understand that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by a certificate and/or an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act. The Company will not require such a legal opinion in any transaction in which a Purchaser transfers Securities to an Affiliate of such Purchaser; provided that each transferee agrees in writing to be subject to the terms of this Section 7.01 and, if applicable, Section 7.02. It is understood that the certificates evidencing the Securities may bear substantially the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A CERTIFICATE AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
7.02Lock-Up Agreement. If requested by the Company, each Purchaser agrees to execute a Lock-Up Agreement in the form attached hereto as Exhibit A relating to certain restrictions on transfer of the Securities (or any shares of Common Stock of MYOS exchanged for the Securities) in connection with the transactions contemplated by the Merger Agreement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such restricted period. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Securities (or any shares of Common Stock of MYOS exchanged for the Securities) subject to this Section 7.02 and to impose stop-transfer instructions with respect to the Securities (or any shares of Common Stock of MYOS exchanged for the Securities) and such other shares of stock of each Purchaser (and the shares or securities of every other Person subject to the foregoing restriction) until the end of the restricted period:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD AS SET FORTH IN A LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.”
SECTION 8.Registration, Transfer and Substitution of Certificates for Securities.
8.01Stock Register; Ownership of Securities. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the person in whose name such Securities are at the time registered on such register.
8.02Registration of Securities; Registration Rights.
(a)The issuance of the MYOS common stock issuable upon conversion of the Securities pursuant to the Merger shall be registered under the Form S-4 Registration Statement (as such term is defined in Merger Agreement).
(b)In the event that the issuance of the MYOS common stock issuable for the Securities pursuant to the Merger are not registered pursuant to the Form S-4 Registration Statement, then the Company shall use commercially reasonable efforts to file a registration statement covering such shares with the Commission registering such shares for resale no later than forty-five (45) days following the Closing Date, and cause the registration statement to become effective no later than ninety (90) days after the filing of such registration statement; provided, however, that in the event that such registration statement is reviewed by the Commission, then the effectiveness deadline shall be extended to one hundred eighty (180) days following the filing of such registration statement. The Company shall bear all expenses of such registration. Subject to customary rights to suspend or delay sales from time to time in order to update the registration statement and prospectus to correct what might otherwise constitute a material development, material misstatement or omission therefrom, the Company will use its reasonable best efforts to keep such registration statement effective until the date by which all such shares have been sold. With respect to material misstatements and omissions in the registration statement and securities law violations, the Company will indemnify the Purchaser other than for written information provided by the Purchaser for use in the registration statement.
SECTION 9.Definitions. Unless the context otherwise requires, the terms defined in this SECTION 9 shall have the meanings specified for all purposes of this Agreement.
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund, hedge fund or private equity fund now or hereafter existing that is controlled by, or under common control with, one or more general partners or managing members of, or shares the same management company with, such Person.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York or the City of San Francisco are authorized or required by law to remain closed.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).
“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after due inquiry of the following officers of the Company: Ed Kilroy, President and CEO, Ryan Ferguson ,Chief Financial Officer, Lori Valentini, Vice President, Finance and Treasurer, Mary Cardoni, Vice President, Human Resources, and Jenna Galati, Secretary.
“Material Adverse Effect” means a material adverse effect on the Company’s financial condition, assets (including intangible assets) taken as a whole or business as currently conducted or as currently proposed to be conducted.
“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or governmental entity.
“Purchase Price” means the price per share of Common Stock that is equal to $8.57.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.
SECTION 10.Miscellaneous.
10.01Waivers and Amendments. Any term of this Agreement may be amended, waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), discharged or terminated only by an instrument in writing executed by the Company and the Purchasers holding, or having the right to purchase at the Closing, a majority of the Securities purchased or to be purchased hereunder.
10.02Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchasers.

If to the Company:
MedAvail, Inc.
6665 Millcreek Drive, Suite 1
Mississauga, Ontario
Canada
L5N 5M4
Attention: Ed Kilroy and Ryan Ferguson
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attention: Philip Oettinger and Eric Hsu
or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 10.02.
10.03Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
10.04Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in SECTION 3 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other person.
10.05No Third-Party Beneficiaries. Other than Cowen, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. The parties further agree that Cowen may rely on or, if Cowen so requests, be specifically named as an addressee of, the legal opinions to be delivered pursuant to this Agreement.
10.06Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

10.07Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the state courts of Delaware and the United States District Court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
10.08Survival. The representations and warranties of the Purchasers and the Company contained in SECTION 3 and SECTION 4, and the agreements and covenants set forth in Sections 5, 7, 8 and 10 shall survive the Closing for a period of one year in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
10.09Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
10.10Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.
10.11Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.
10.12Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
10.13Termination.
(a)In the event that the Merger Agreement is terminated in accordance with its terms at any time prior to the consummation of the Closing or in the event that the Merger is not completed by the End Date (as defined in the Merger Agreement), the Company shall have the right to terminate this Agreement by giving written notice of termination to the Purchasers, and each Purchaser shall have the right to terminate this Agreement, with respect to itself only, by giving written notice of termination to the Company. For the avoidance of doubt, each Purchaser may, but reserves the right not to, purchase Common Stock of the Company in the event that the Merger is not completed.
(b)In the event of the termination of this Agreement as provided in the foregoing provisions of this Section 10.12, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 10.12 and the other provisions of SECTION 10 of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.
10.14Exculpation of Cowen. Each party hereto agrees for the express benefit of Cowen and its affiliates and representatives that:
(a)Neither Cowen nor any of its affiliates or any of their representatives (i) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated as of May 20, 2020, between the Company and Cowen (the “Engagement Letter”); (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or in connection with any of the transactions contemplated hereby and thereby; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement.
(b)Cowen, its affiliates and their representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, including the representations made by the Company and the Purchasers herein, and (ii) be indemnified by the Company for acting as the placement agents hereunder pursuant the indemnification provisions set forth in the Engagement Letter.
[Signature page follows]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the ___ day of _________________, 2020.

MEDAVAIL, INC.

By:

Name: Ed Kilroy

Title: Chief Executive Officer
[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Purchaser has duly executed this Agreement as of ___________, 2020.

PURCHASER

By:

Name:
Title:
[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule I
Schedule of Purchasers

Name	Shares of Common Stock	Purchase Price

Schedule II
Disclosure Schedule

Exhibit A
Form of Lock Up Agreement

Exhibit B
Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati,
Professional Corporation